UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Bird Global, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIRD GLOBAL, INC.
392 NE 191st STREET, #20388
MIAMI, FLORIDA 33179

Notice of Annual Meeting of Stockholders
To be held on December 20, 2023
12:30 p.m. (Eastern Time)

November 29, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Bird Global, Inc. at 12:30 p.m., Eastern Time, on Wednesday, December 20, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the Annual Meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Michael Washinushi
Interim Chief Executive Officer

i

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	29
Policies and Procedures for Approval of Related Person Transactions	29
Relationships and Transactions with Directors, Executive Officers and Certain Stockholders	30

STOCKHOLDERS’ PROPOSALS	32

OTHER MATTERS	32

SOLICITATION OF PROXIES	32

BIRD’S ANNUAL REPORT ON FORM 10-K	32

ii

BIRD GLOBAL, INC.
392 NE 191st Street #20388
Miami, Florida 33179

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, DECEMBER 20, 2023

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Bird Global, Inc., a Delaware corporation (the “Company”), will be held at 12:30 p.m., Eastern Time, on Wednesday, December 20, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BRDS2023 and entering your 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•    To elect John I. Bitove, James E. Mutrie and Philip R. Ryan as Class II Directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
•    To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•    To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Class A common stock and Class X common stock as of the close of business on November 17, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued, postponed, or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Ellen J. Beardsley
Secretary
Miami, Florida
November 29, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 20, 2023
This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com
iii

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Bird Global, Inc., a Delaware corporation (the “Company”), of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 20, 2023, at 12:30 p.m., Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BRDS2023 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and our Class X common stock, $0.0001 par value per share (the “Class X Common Stock,” and together with our Class A Common Stock, the “Common Stock”), as of the close of business on November 17, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 14,433,500 shares of Class A Common Stock, which includes restricted shares of our Class A Common Stock held by certain equity award holders (the “Restricted Earnout Shares”) under the Bird Global, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), as well as restricted shares of Class A Common Stock issued upon early exercises of options, and 1,381,398 shares of Class X Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class X Common Stock is entitled to 20 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A Common Stock and Class X Common Stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting.

Proposals
At the Annual Meeting, our stockholders will be asked:
•    To elect John I. Bitove, James E. Mutrie and Philip R. Ryan as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•    To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•    To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
•    FOR the election of John Bitove, James E. Mutrie and Philip Ryan as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified; and
•    FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
We know of no other business to be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact the Company.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting? The Record Date for the Annual Meeting is November 17, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record of Class A Common Stock or Class X Common Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A Common Stock is entitled to one vote and each outstanding share of our Class X Common Stock is entitled to 20 votes on all matters presented at the Annual Meeting. The holders of Class A Common Stock and Class X Common Stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. At the close of business on the Record Date, there were 14,433,500 shares of Class A Common Stock, which includes the Restricted Earnout Shares as well as restricted shares of Class A Common Stock issued upon early exercises of options, and 1,381,398 shares of Class X Common Stock outstanding and entitled to vote at the Annual Meeting, representing approximately 34% and 66% of the total voting power of our Common Stock, respectively.
What is the difference between being a “record holder” and holding shares in “street name”? A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”? Yes. If your shares are held by a bank or a broker, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or broker, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or broker how to vote your shares, and the bank or broker is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting? A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting? You may attend the Annual Meeting online only if you are a Bird stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BRDS2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 12:30 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:15 p.m. Eastern Time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting? If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one set of proxy materials? It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed return envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•    by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•    by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•    by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•    Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December 19, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy? Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•    by submitting a duly executed proxy bearing a later date;
•    by granting a subsequent proxy through the Internet or telephone;
•    by giving written notice of revocation to the Secretary of Bird prior to or at the Annual Meeting; or
•    by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to our Secretary before your proxy is voted, or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes? Ellen J. Beardsley, in her capacity as Secretary of the Company, has been appointed by the Board to tabulate the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Elections at the Annual Meeting.

What if I do not specify how my shares are to be voted? If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board's recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting? We know of no other business to be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting? A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BRDS2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website? We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/BRDS2023.

How many votes are required for the approval of the proposals to be voted upon and how will votes withheld, abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated? A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.
What are broker non-votes and do they count for determining a quorum? Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting? We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, three Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal. We currently have eight directors and one vacancy on our Board.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third Annual Meeting of Stockholders following election. The current class structure is as follows: Class I, whose current term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term whose term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Philip Evershed, Antonio Occhionero and Kevin Talbot; the current Class II Directors are John I. Bitove, James E. Mutrie and Philip R. Ryan; and the current Class III Directors are Robert Komin and Racquel Russell. The Board has nominated John I. Bitove, James E. Mutrie and Philip R. Ryan for election as Class II Directors at the Annual Meeting.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that any of Messrs. Bitove, Mutrie or Ryan should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Bitove, Mutrie or Ryan will be unable to serve if elected. Each of Messrs. Bitove, Mutrie and Ryan has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the election of each of the below Class II Director nominees.
Nominees For Class II Director (terms to expire at the 2026 Annual Meeting of Stockholders)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Bird
John I. Bitove	63	2023	Director (Chair)
James E. Mutrie	51	2021	Director
Philip R. Ryan	67	2023	Director
The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:
John I. Bitove
John I. Bitove has served on the Board since January 3, 2023 and as Chair of the Board since June 2023. Mr. Bitove has served as the Chairman and co-founder of Bird Canada since December 2019. He has also served as the Chairman and co-founder of Obelysk, an investment company since May 2005. Obelysk brought SiriusXM satellite radio to Canada and is a major investor across a portfolio of businesses. Mr. Bitove also founded the Toronto Raptors of the NBA in 1993. Aside from Bird Global, Mr. Bitove also serves on the boards of a number of private companies and charitable foundations including Gibraltar & Company, a Toronto-based venture investment firm, Maverix Private Equity, an investment firm, Selva Ventures I GP, LLC, an investment firm that invests in early stage consumer brands, Canadian Olympic Foundation, the official charitable organization of the

Canadian Olympic Committee and Team Canada, Macedonia 2025 Charitable Foundation, an international, independent think-tank, Wake Forest University, Brian Mulroney Institute of Government at St. Francis Xavier University, The S'Cool Public Education Foundation, a non-governmental funding source for extra-curricular activities for students in public, non-tuition elementary schools and Telefilm Canada Talent Fund, a national donation initiative dedicated emerging filmmakers and content creators. Mr. Bitove is also a Director of Lumen Asset Management Inc. (a Canadian company) since May 2015. Lumen Asset Management is the manager of Lumen Long Short Equity Fund. Mr. Bitove holds a Bachelor of Science in Marketing from Indiana University, and Bachelor of Laws from the University of Windsor. We believe that Mr. Bitove is qualified to serve as a member of our board due to his history with our former platform partner, Bird Canada, as well as his experience as an investor in a variety of businesses.

James E. Mutrie
James E. Mutrie has served on our board since November 4, 2021, the date of the consummation of the Business Combination. Previously, Mr. Mutrie was one of the co-founders of Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), and was its Co-Chief Executive Officer since December 2020 and a member of its board of directors since October 2020, in each case, until consummation of the Business Combination. Mr. Mutrie co-founded and serves as Co-Chief Executive Officer and a member of the board of directors of Switchback III Corporation, a blank-check company. Mr. Mutrie also co-founded and served as Chief Commercial Officer, General Counsel, Secretary and a member of the board of directors of Switchback Energy Acquisition Corporation, a special purpose acquisition company, until the closing of its business combination with ChargePoint, Inc., an electric vehicle charging network provider committed to enabling the electrification of mobility for all people and goods. Mr. Mutrie served as Vice President, General Counsel, and Corporate Secretary of RSP Permian, Inc. (“RSP”), an independent oil and natural gas company, from June 2014 through the completion of the acquisition of RSP by Concho Resources, Inc. in July 2018. Prior to RSP, from February 2007 until May 2014, Mr. Mutrie served as General Counsel and Compliance Officer at United Surgical Partners International, an ambulatory care company. From October 2003 to January 2007, Mr. Mutrie practiced corporate law at Vinson & Elkins L.L.P., representing public and private companies in mergers and acquisitions and capital market offerings. Mr. Mutrie holds a Bachelor of Arts from Cornell University, a Juris Doctor from Northwestern University School of Law, a Certificate in Financial Management from Cornell University, and a Certificate in Financial Skills from Southern Methodist University Cox School of Business, Executive Education. We believe that Mr. Mutrie’s extensive experience in managing public company mergers and acquisitions, financing transactions and corporate governance, including helping to grow a public company from its initial public offering to mid-market, as well as his extensive knowledge of the energy transition industry, brings important and valuable skills to our board.e as a member of our Board due to his history with Bird Rides and extensive experience with growing and investing in companies.
Philip R. Ryan
Philip Ryan has served on our board since March 26, 2023. Phil Ryan has been the chairman of Swiss Re America Holding Corp., an insurance company, since 2012, a board member for Swiss Re Ltd., an insurance company, since 2015, and an advisory board member of NY Green Bank, a state-sponsored investment fund, since 2013. He is also an advisor to MKB, a Montreal based investment firm investing in the energy transition and mobility and FTV Capital, which invests in financial technology. Mr. Ryan was the Chief Financial Officer of the Power Corporation of Canada, an international management and holding company that focuses on financial services in North America, Europe and Asia, from February 2008 to May 2012, and in that capacity was a director of IGM Financial Inc., Great-West Lifeco and several of their subsidiaries, including Putnam Investments. From 1985 until 2008, Mr. Ryan held various positions with Credit Suisse, including chairman of the financial institutions group (UK), Chief Financial Officer of Credit Suisse Group (Switzerland), Chief Financial Officer of Credit Suisse Asset Management (UK), and managing director of CSFB Financial Institutions Division (USA/UK). Mr. Ryan holds a Master Business Administration from the Indiana University Kelley School of Business and a Bachelor of Engineering from the University of Illinois. We believe that Mr. Ryan is qualified to serve as a member of our board due to his history with our former platform partner, Bird Canada, his experience with technology companies, as well as financial expertise.
Continuing Members of the Board of Directors:
Class I Directors (terms to expire at the 2025 Annual Meeting of Stockholders)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Bird
Philip Evershed	63	2023	Director
Antonio Occhionero	51	2023	Director
Kevin Talbot	59	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Philip Evershed
Philip Evershed has served on the Board since March 26, 2023. Mr. Evershed has been a Managing Partner at PointNorth Capital, an advisory and investment management company focused on non-bank credit opportunities, since 2015. Previously, Mr.

Evershed was Global Head of Investment Banking at Canaccord Genuity, full-service financial services firm, from 2010-2015. Prior to that time, in 2005, Mr. Evershed co-founded Genuity Capital Markets, a privately-held investment bank until its sale in 2010, and prior to that, Mr. Evershed joined Canadian Imperial Bank of Commerce (CIBC) from 1990-2005. Prior to joining CIBC, Mr. Evershed was Chief of Staff to the Deputy Prime Minister of Canada and Minister of Privatization until 1990. Mr. Evershed serves as Chairman of the Board of Sirius-XM Satellite Radio (Canada), a broadcasting company, and is on the Board of Verticalscope, a cloud-based digital community platform. He has also served on the Boards of Iogen Corp., a biotechnology firm specializing in cellulosic ethanol, and Canaccord Genuity. Mr. Evershed received Master of Arts in Economics from the University of Toronto in 1985 and Honours Bachelor of Arts at the School of Business and Economics from Wilfrid Laurier University in 1983. We believe that Mr. Evershed is qualified to serve as a member of our board due to his history with our former platform partner, Bird Canada, as well as financial expertise.
Antonio Occhionero
Antonio Occhionero has served on our board since January 3, 2023. Mr. Occhionero has been a Managing Partner at MacKinnon, Bennett & Company ("MKB”), an energy transition growth equity asset manager since 2011. Mr. Occhionero brings over 20 years of experience in transportation private equity investing and investment banking. Mr. Occhionero leads MKB’s mobility investments and currently serves on the boards Communauto, Canada’s largest car sharing operator and Velofix Group of Companies, a North American mobile bike fulfillment platform. He also led an investment in Flo, a leading North American EV charging operator, where he is a Board observer and chairs the nominations and the finance and audit committees. Prior to MKB, from 2001 until 2008, he was an investment banking director at Credit Suisse, a global investment bank. Mr. Occhionero also serves on the boards of AddEnergie Technologies Inc., a North American electric vehicle charging network operator, Communauto, Inc., a Canadian carsharing company, Velofix Group of Companies Ltd., a mobile bicycle shop operator, and Miovision Technologies Inc., a software data company that collects and analyzes traffic data. Mr. Occhionero holds a Bachelor of Commerce and Graduate Diploma in Public Accountancy from McGill University, and Master of Business Administration from SDA Bocconi. We believe that Mr. Occhionero is qualified to serve as a member of our board due to his history with our former platform partner, Bird Canada, his experience in working with transportation companies, as well his experience working with shared and electric mobility companies.
Kevin Talbot
Kevin Talbot has served on our board since January 3, 2023. Mr. Talbot has been the Managing Partner of Relay Ventures, an early-stage venture capital firm, since 2008, and is a co-founder of Bird Canada, an affiliate of the Company. A former entrepreneur and operator, Mr. Talbot has invested in and served on the boards of numerous technology companies in Canada and the United States. He led Relay Venture’s multiple previous investments in both Bird and Bird Canada. Mr. Talbot holds a Bachelor of Arts in Strategic Studies and Master of Business Administration from York University. We believe that Mr. Talbot is qualified to serve as a member of our board due to his history with our former platform partner, Bird Canada, his experience with technology companies, as well as his financial expertise.
Class III Directors (terms to expire at the 2024 Annual Meeting of Stockholders)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Bird
Robert Komin	60	2017	Director
Racquel Russell	44	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director is as follows:
Robert Komin
Robert Komin has served on our board since November 4, 2021, the date of the consummation of the Business Combination (as defined in the Original Report), and prior to the Business Combination served as a director of Bird Rides since June 2021. Mr. Komin previously served as Chief Financial Officer of Sunrun Inc., the leading residential solar and storage company in the United States, from March 2015 until May 2020, and then continued as a consultant until January 2021. From September 2013 to January 2015, Mr. Komin served as Chief Financial Officer at Flurry, Inc., a mobile analytics and advertising company. From August 2012 to August 2013, Mr. Komin served as Chief Financial Officer at Ticketfly, Inc., a music ticketing and marketing services provider. From January 2010 to July 2012, Mr. Komin served as Chief Operating Officer and Chief Financial Officer at Linden Research, Inc., a creator of virtual digital entertainment and cybercurrency. Mr. Komin has also served as Chief Financial Officer at Solexel, Inc., a thin-silicon solar company, Tellme Networks, Inc., a speech recognition applications company, and XOR, Inc., a business application solution provider. Mr. Komin serves as a member of the Board of Trustees of the University of Oregon Foundation, as its audit and risk committee chairman, and as a member of its executive and investment committees. Mr. Komin holds a Bachelor of Science in Accounting and General Science from the University of Oregon and a Master of Business Administration from Harvard Business School. We believe that Mr. Komin is qualified to serve as a member of our board due to his history with Bird Rides, financial expertise and extensive experience with public companies.
Racquel Russell

Racquel Russell has served on our board since November 4, 2021, the date of the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird Rides since February 2021. Ms. Russell currently serves as Vice President of Partner Success for the Premier Agent division of Zillow, an online real estate marketplace, since March 2020. From January 2015 to March 2020, Ms. Russell worked to build out Zillow’s government relations and public affairs function. Prior to Zillow, from September 2010 until October 2013, Ms. Russell a Deputy Assistant to President Barack Obama, where she , focused on building, communicating, and advancing the President’s agenda on urban affairs and economic opportunity. Throughout her political career, Ms. Russell also held leadership positions for U.S. Senators Tom Carper and Bob Graham, as well as for the National Governors Association. Ms. Russell holds a Bachelor of Science in Communications from the University of Miami, and a Juris Doctor from the George Washington University Law School. We believe that Ms. Russell is qualified to serve as a member of our board due to her history with Bird Rides, familiarity with similar business models, and experience navigating regulatory environments and protecting brand reputation.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board (the “Audit Committee”) has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Moss Adams LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Neither Moss Adams LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Moss Adams LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services.

Ernst & Young's reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the December 31, 2022 Ernst & Young LLP report included an explanatory paragraph as to the Company’s ability to continue as going concern and the December 31, 2021 Ernst & Young LLP report included an explanatory paragraph related to the restatement of the 2021 and 2020 financial statements.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through March 31, 2023, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to the following a) ineffective design of controls around our business systems that resulted in the recording of revenue for uncollectible balances following the completion of certain Rides that should not have been recorded, which material weakness was remediated in 2022 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, b) ineffective controls to evaluate and review the accounting for equity and loss per share, which material weakness was remediated in 2021 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and c) limited accounting department personnel capable of appropriately accounting for complex transactions undertaken by the Company, which material weakness was remediated in 2021 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
In the event that the appointment of Moss Adams LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Moss Adams LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Moss Adams LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Bird Global, Inc., a Delaware corporation (the “Company”) has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Robert Komin (Chair)
James E. Mutrie
Philip R. Ryan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm during that time, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2022	2021
Audit Fees	$2,854,412	$3,709,000
Audit Related Fees	$0	$0
Tax Fees	$11,962	$0
All Other Fees	$0	$0

Total Fees	$2,854,412	$3,709,000

Audit and Tax Fees
Audit fees for the fiscal year ended December 31, 2022 include the audits of the Company's annual financial statements and internal controls over financial reporting, and reviews of the Company's quarterly financial statements, as well as statutory audits of the Company's subsidiaries, local tax audits, attest services, and consents to SEC filings. Audit fees for the fiscal year ended December 31, 2021 include 2021 audit fees, SPAC and SEC offering fees and statutory audit and attestation fees.
Audit Related Fees and All Other Fees
There were no audit related and all other fees for the fiscal years ended December 31, 2022 and December 31, 2021.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a written policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Moss Adams LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Moss Adams LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Moss Adams LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Michael Washinushi	54	Interim Chief Executive Officer
Stewart Lyons	50	President
H. Joseph Prodan	54	Chief Financial Officer

Michael Washinushi has served as our interim Chief Executive Officer since August 9, 2023, and as our Chief Financial Officer from January 3, 2023 to August 30, 2023. Prior to joining the Company, from September 2015 to September 2022, he served as the Chief Financial Officer of FreshBooks, a technology company serving small business owners with a cloud accounting solution. Mr. Washinushi was responsible for the financial, planning & analysis, accounting, government relations and legal functions of FreshBooks. Mr. Washinushi has served on the board of directors of Vertical Scope Holdings Inc. (FORA: TSX) since June 2021. Mr. Washinushi holds a Bachelor of Arts from York University.

Stewart Lyons has served as our President since January 3, 2023. Prior to joining the Company, he served as the Chief Executive Officer and Founder of Bird Canada, an affiliate of the Company, from July 2019 until January 3, 2023. In connection with that position, Mr. Lyons was responsible for launching a micromobility business in Canada. Prior to that, from April 2017 until June 2019, Mr. Lyons served as Senior Vice President of Emerging Business at SiriusXM Radio, focused on growing its Automatic Labs division, a software and hardware developer in the connected vehicle space. Mr. Lyons previously served on the board of directors of Avanta Logixx (XX.V: TSXV) from September 2018 until March 2022, and currently serves as a director on the boards of the Financial Regulatory Authority of Ontario and Borrowell Inc., each a private company. Mr. Lyons holds a Master of Business Administration from the University of Toronto and a Bachelor of Laws from Osgoode Hall Law School.

H. Joseph Prodan has served as our Chief Financial Officer since August 30, 2023. Previously, Mr. Prodan served as the Chief Financial Officer of Flexiti, a technology company providing buy now, pay later solutions from July 2018 until December 2019, as Chief Financial Officer of TeraGo Networks, from February 2014 until March 2017, and Chief Financial Officer of Mobilicity, from November 2009 until May 2013, where he was responsible for overseeing finance, human resources and legal functions. Mr. Prodan currently serves on the board of directors of NamSys, Inc. (TSX-V: CTZ) since April 2017. Mr. Prodan has a BA, Economics, from Wilfrid Laurier University, and is a certified public accountant (CPA Canada).

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that Bird is managed for the long-term benefit of our stockholders. The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) periodically reviews and reassesses our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our Investor Relations website, ir.bird.co, under the “Governance” section, or by writing to our Secretary at our offices at 392 NE 191st Street #20388, Miami, Florida.
Board Composition
Our Board currently consists of eight members: John I. Bitove, Philip Evershed, Robert Komin, James E. Mutrie, Antonio Occhionero, Racquel Russell, Philip R. Ryan and Kevin Talbot. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third Annual Meeting of Stockholders following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
Director Independence
Our Board has affirmatively determined that each of John I. Bitove, Philip Evershed, Robert Komin, James E. Mutrie, Antonio Occhionero, Racquel Russell, Philip Ryan and Kevin Talbot are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange (“NYSE”), representing all of our current directors. In making its independence determinations, our Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management, including with respect to their ownership of our Class A Common Stock. Travis VanderZanden was not an independent director due to his previous employment as President and Chief Executive Officer of the Company; as of June 30, 2023, Mr. VanderZanden no longer served on the Board.
Executive Sessions
Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management directors or the independent directors is presided over by the Chair of the Board, or Lead Independent Director, as the case may be.
Controlled Company Exemption
We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Travis VanderZanden beneficially owns approximately 66% of the combined voting power of our outstanding capital stock. As a result, we qualify for exemptions from, and may in the future decide not to comply with, certain corporate governance requirements under the NYSE rules. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications and operations of the Audit Committee, as discussed below.
If we cease to be a controlled company and our Class A Common Stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee and the Board for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity; ethics and values; the ability to make mature business judgements; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; strength of leadership skills; experience in finance and accounting and / or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Nominating and Corporate Governance Committee and the Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Bird Global, Inc., 392 NE 191st Street #20388, Miami, Florida 33179. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Chair of the Board, Chair of any of the Audit Committee, Nominating and Corporate Governance Committee, or the Compensation Committee, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to our Secretary at our offices at 392 NE 191st Street #20388, Miami, Florida 33179, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Previously, the roles were combined, with Travis VanderZanden serving as Chair of the Board and Chief Executive Officer. Our Board determined that combining the roles of Chair of the Board and Chief Executive Officer was best for our Company and its stockholders at that time because it promoted unified leadership by Mr. VanderZanden and allows for a single, clear focus for management to execute the Company’s strategy and business plans. During that time, Robert Komin served as our Lead Independent Director. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chair of the Board. On January 3, 2022, Mr. Bitove was appointed Chair of the Board, and on August 30, 2023, the Board determined the board structure no longer required a Lead Independent Director and Mr. Komin stepped down from serving in that capacity.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

As provided in the Audit Committee Charter, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. In accordance with those policies, the Board and the Board committees have an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Company’s Audit Committee oversees management of financial reporting and related risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our Investor Relations website, ir.bird.co. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K. We granted no waivers under our Code of Business Conduct and Ethics in 2022. The information contained on our website is not incorporated by reference into this Proxy Statement.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
Our Board holds regular quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. During fiscal 2022, the Board held four regular meetings. Each director attended the Company's 2022 annual meeting of stockholders.
Under our Corporate Governance Guidelines, which are available on our website at ir.bird.co, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
John Bitove (1)			X
Phillip Evershed (2)		X	X
James E. Mutrie.	X	Chair
Robert Komin.	Chair
Antonio Occhionero (3)			X
Phil Ryan (4)	X
Racquel Russell (5)		X	Chair
Kevin Talbot (6)			X

(1)    Mr. Bitove was appointed to the Board on January 3, 2023, and appointed to the Nominating and Corporate Governance Committee on March 26, 2023.
(2)    Mr. Evershed was appointed to the Board and the Compensation Committee on March 26, 2023.
(3)    Mr. Occhionero was appointed to the Board on December 29, 2022 (filing a vacancy), and appointed to the Nominating and Corporate Governance Committee on March 26, 2023.
(4)    Mr. Ryan was appointed to the Board and the Audit Committee on March 26, 2023.
(5)    Ms. Russell was appoint to the Board and the Audit Committee on December 19, 2022, and on March 26, 2023, she was removed from the Audit Committee and appointed as Chair to the Compensation Committee.
(6)     Mr. Talbot was appointed to the Board on December 29, 2022, and appointed to the Nominating and Corporate Governance Committee on March 26, 2023.

During 2022, certain of the above mentioned appointments were filled due to the resignation of certain Board members. In particular, Nathaniel Justin Kan served on the Board and Compensation Committee until his resignation on September 21, 2022; Roelof F. Botha served on the Board, and Audit and Nominating and Corporate Governance Committees until his resignation on December 19, 2022; Daniel Friedland served on the Board, and Compensation and Nominating and Corporate Governance Committees until his resignation on December 19, 2022; and David Sacks served on the Board and Compensation Committee until his resignation on December 19, 2022.

Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The Audit Committee charter is available on our website at ir.bird.co. Our Board affirmatively determined that each of Messrs. Komin, Botha, Mutrie and Ryan is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the applicable NYSE rules, including those related to audit committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board determined that Mr. Komin qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member serves on the audit committee of more than three public companies other than Mr. Botha. After due consideration of Mr. Botha’s role and responsibilities on the Audit Committee, Mr. Botha’s existing responsibilities and commitments, including his service on the audit committees of the boards of directors of each of 23andMe Holding Co., MongoDB, Inc., Square, Inc. and Unity Software, Inc., the time commitment attendant to each such audit committee membership and Mr. Botha’s previous experience as a chief financial officer, our Board affirmatively determined that Mr. Botha’s simultaneous service on the audit committees of each of 23andMe Holding Co., MongoDB, Inc., Square, Inc. and Unity Software, Inc. will not impair his ability to effectively serve on the Audit Committee.
For the fiscal year ending December 31, 2022, the Audit Committee held 4 formal meetings, and took various actions via a unanimous written consent of the committee.
  Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives, and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•making recommendations to our Board regarding the compensation of our directors;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
The Compensation Committee’s charter is available on our website at ir.bird.co. Pursuant to its charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. On December 22, 2021, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
Messrs. Evershed, Friedland, Kan, Mutrie and Sacks and Ms. Russell are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board determined that each of these individuals is “independent” as defined under the applicable NYSE rules, including the rules specific to compensation committee membership.
For the fiscal year ending December 31, 2022, the Compensation Committee held 4 formal meetings, and took various actions via a unanimous written consent of the committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to our Board the nominees for election to our Board at Annual Meetings of Stockholders;
•overseeing an evaluation of our Board and its committees; and
•developing and recommending to our Board a set of corporate governance guidelines.
The Nominating and Corporate Governance Committee charter is available on our website at ir.bird.co. Our Board determined that each of Messrs. Bitove, Botha, Evershed, Friedland, Occhionero and Talbot and Ms. Russell is “independent” as defined under the applicable NYSE rules.
For the fiscal year ending December 31, 2022, the Nominating and Corporate Governance Committee held 4 formal meetings, and took various actions via a unanimous written consent of the committee.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022, our “named executive officers” and their positions at Bird were as follows:
•Shane Torchiana, Chief Executive Officer;
•Travis VanderZanden, former Chief Executive Officer;
•Benjamin Lu, former Chief Financial Officer; and
•Lance Bradley, former Chief Technology Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (3)	Total ($)
Shane Torchiana	2022	$435,417	$ 55,000(2)	$7,914,390	$—	$89,915	$8,494,722
Chief Executive Officer	2021	$250,000	$—	$10,434,879	$—	$1,500	$10,686,379
Travis VanderZanden(4)	2022	$1,116	$—	$—	$—	$—	$1,116
Former Chief Executive Officer	2021	$1,116	$—	$155,738,700	$—	$—	$155,739,816
Benjamin Lu	2022	$145,428	384375(2)	$1,000,250	$—	$5,580	$1,535,633
Former Chief Financial Officer	2021	$—	$—	$—	$—	$—	$—
Lance Bradley	2022	$382,809	$ 25,000(2)	$600,150	$—	$18,068	$1,026,027
Chief Technology Officer	2021	$238,333	$—	$5,792,673	$—	$4,476	$6,035,482
(1) Amount reflects the aggregate grant-date fair market value of Restricted Earnout Shares (as defined below) and RSUs granted to the applicable named executive officer during the year ended December 31, 2022, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 13 of the audited consolidated financial statements included elsewhere in the Original Report for a discussion of the relevant assumptions used in calculating this amount.
(2)    For 2022, Non-Equity Incentive Plan bonus consisted of a one-time signing bonus and any annual or quarterly cash performance bonuses earned based on the Company’s achievement of achievement of adjusted EBITDA, free cash flow and net revenue goals.
(3) For 2022, “All Other Compensation” consists of advisory agreements and reimbursement by the Company of certain cell phone and internet expenses, meals, and wellness services incurred by our named executive officers
(4)    Travis VanderZanden was an employee of the Company and served as its Chief Executive Officer until September 21, 2022, the effective date of his resignation from such position. Mr. VanderZanden continued to serve as the Chairman of the Board and as a non-employee member of the Board from March 2022 to June 2023,. During the term of his employment with the Company, Mr. VanderZanden did not receive any additional compensation for his services as a member of the Board. Following his resignation, he became eligible to participate in the Company’s non-employee director compensation program and receive certain annual cash retainer fees and equity awards in accordance with the Company’s non-employee director compensation program, but declined to receive any payments thereunder during the year ended December 31, 2022. See “Director Compensation” for additional information about the Company’s non-employee director compensation program and the consideration paid to the Company’s non-employee directors in consideration of their service on the Board.

Narrative to Summary Compensation Table
2022 Salaries
In 2022, our named executive officers received an annual base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The annual base salaries for Messrs. Torchiana, VanderZanden, Lu and Bradley were $435,417, $1,116, $145,428 and $382,809 respectively.
See “Executive Compensation—Summary Compensation Table” for the actual base salaries earned by our named executive officers for services in 2022.

Equity Compensation
Prior to the consummation of the Business Combination, Bird Rides maintained the 2017 Plan in order to provide its service providers with the opportunity to acquire a proprietary interest in its success. Bird Rides offered awards of options to purchase shares, as well as RSUs, to eligible service providers, including our named executive officers, pursuant to the 2017 Plan. In connection with the consummation of the Business Combination, the 2017 Plan was assumed by Bird Global and each then-outstanding and unexercised option of Bird Rides was converted into an option exercisable for shares of our Class A Common Stock based on the Exchange Ratio, and each then-outstanding award of RSUs of Bird Rides was converted into an award covering shares of our Class A Common Stock based on the Exchange Ratio. Following the consummation of the Business Combination, no further awards will be granted under the 2017 Plan.
In connection with the Business Combination, our Board adopted the 2021 Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of the Company and certain of our affiliates to enable us to obtain and retain the services of these individuals, which is essential to our long-term success.
In satisfaction of our obligations under the Business Combination Agreement, in 2021, we granted awards of restricted shares of our Class A Common Stock to applicable equity award holders (including our named executive officers) under the 2021 Plan (the “Restricted Earnout Shares”). The Restricted Earnout Shares vest based on the attainment of applicable stock price goals set forth in the Business Combination Agreement during the Earnout Period (as defined in the Original Report). These Restricted Earnout Shares are intended to replicate our (pre-closing) shareholders’ contingent right to receive certain “Earnout Shares” (as defined in the Original Report) upon the achievement of same stock price goals during the Earnout Period.
No Restricted Earnout Shares were granted to our named executive officers in 2022.
In 2022, we granted (i) time-based awards of RSUs to each of Messrs. Torchiana, Lu and Bradley and (ii) performance-based awards of RSUs to each of Messrs. Torchiana and Lu under our 2021 Plan. These awards cover the total number of shares set forth in the table below, and generally vest as follows:
•Mr. Torchiana received time-based RSU awards in February 2022 and November 2022. Each of the RSU awards vest quarterly beginning March 1, 2022 and December 1, 2022, respectively. Mr. Torchiana also received a performance based award in September 2022 in connection with his transition to the role of Chief Executive Officer.
•Mr. Lu’s time-based RSU award vests quarterly beginning September 1, 2022. In connection with Mr. Lu’s departure in January 2023, Mr. Lu’s RSU awards were accelerated to 12 months of vesting at the time of his departure and the remaining unvested time-vested RSUs and any unvested performance-based RSU awards were forfeited.
•Mr. Bradley received a time-based RSU award in September 2022, which vests quarterly beginning December 1, 2022.
•Each of Messrs. Torchiana and Lu’s performance-based RSU awards vest upon the satisfaction of both service and market performance conditions: (i) the service condition is satisfied based on their continued service over four years and (ii) the market performance condition is satisfied over the Earnout Period with respect to 1/3 of the RSUs underlying the award on the achievement of the applicable Price Per Share Goal, in each case, subject to their continued employment through the applicable vesting date. This award constitutes a “Management Award” under (and within the meaning of) the 2021 Plan.
In addition, the award agreements evidencing each of the RSU awards described above for Messrs. Torchiana and Lu contain (i) non-competition restrictions, effective during employment and for two years following a termination of employment, and (ii) non-solicitation restrictions, effective during employment and for two years following a termination of employment.
Mr. VanderZanden’s previously granted performance-based RSU award and time-vesting RSU awards were forfeited in September 2022 in connection with his transition from Chief Executive Officer of the Company to non-employee Chairman of the Board.

Named Executive Officer	2022 Time-Based RSUs Granted	2022 Performance-Based RSUs Granted
Shane Torchiana	6,275,000	2,625,000
Travis VanderZanden	—	—
Benjamin Lu	2,500,000(1)	1,500,000
Lance Bradley	1,500,000	—
(1)    In connection with Mr. Lu’s departure in January 2023, Mr. Lu’s time-based RSU awards were accelerated to 12 months of vesting at the time of his departure and the remaining unvested time-based RSUs were forfeited.
See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” for a description of all of the incentive equity awards held by our named executive officers as of December 31, 2022.

Benefits and Perquisites
In 2022, the named executive officers participated in a 401(k) retirement savings plan maintained by Bird. The U.S. Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2022, we did not make matching contributions under the 401(k) plan. Our named executive officers participate in the 401(k) plan on the same terms as other full-time employees.
In 2022, the named executive officers participated in health and welfare plans maintained by Bird, including:
• medical, dental, and vision benefits;
• flexible spending accounts;
• short-term and long-term disability insurance;
• basic life and accidental death and dismemberment insurance; and
• vacation and paid holidays.
Other Perquisites
We also provide certain other perquisites to our named executive officers, including reimbursement by the Company of certain cell phone and internet expenses, meals, and wellness services incurred by our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Class A Common Stock underlying outstanding equity awards for each named executive officer as of December 31, 2022. Each option listed in the following table was granted under the 2017 Plan, and each award of RSUs listed in the following table was granted under the 2021 Plan.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Shane	3/19/2020(6)	1/7/2019	71,465	2,749	0.16	3/30/2029
Torchiana	3/19/2020(5)	2/1/2020	98,952	47,644	0.16	3/18/2030
	11/4/2021(8)	11/4/2021					187,500	33,750
	11/9/2021(3)	11/9/2021					750,000	101,250
	11/9/2021(7)								76,865	39,069
	2/22/2022(9)	2/22/2022					1,500,000	270,000
	11/9/2022(9)	9/1/2022					4,007,813	721,406
Travis	11/9/2021(2)	6/1/2021					5,138,438	31,704,162
VanderZanden	11/9/2021(3)	—							17,617,500	108,699,975
Benjamin Lu	9/21/2022(4)	9/1/2022					2,291,667	412,500
Lance	5/17/2018(5)	5/14/2018	(274,868)	274,868	1.09	5/16/2028
Bradley	3/31/2019(6)	4/1/2019	(68,717)	68,717	3.75	3/30/2029
	3/19/2020(6)	2/1/2020	4,943	2,382	0.16	3/18/2030
	3/19/2020(6)	4/1/2019	44,174	4,295	0.16	3/30/2029
	3/19/2020(6)	5/14/2018	166,229	—	0.16	5/16/2028
	9/29/2020(6)	10/1/2020	3,482	3,848	0.16	9/28/2030
	4/2/2021(9)	4/2/2021					24,738	4,453
	11/9/2021(3)	11/9/2021					220,000	29,700
	11/9/2021(7)								31,802	27,282
	12/21/2021(9)	12/22/2021					375,000	67,500
	9/21/2022(9)	9/1/2022					1,406,250	253,125

(1)    Amount reflects the per share value of Class A Common Stock as of December 31, 2022 ($0.18), multiplied by the number of unvested shares subject to the applicable award as of December 31, 2022.
(2)    This RSU award vests over a four-year period with respect to 1/16th of the RSUs underlying the award on each quarterly anniversary of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date. This award is subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment. See “Executive Compensation Arrangements” for a description of those accelerated vesting provisions. In connection with Mr. VanderZanden’s transition from the CEO role, he forfeited these awards. See “Executive Compensation Arrangements” for further description of these accelerated vesting provisions.
(3)    This RSU award vests based on the achievement of both service and market performance conditions: (i) the service condition is satisfied based on the executive’s continued service over a four-year period with respect to 1/16th of the RSUs underlying the award on each quarterly anniversary of the vesting commencement date, and (ii) the market performance condition is satisfied over the Earnout Period with respect to 1/3 of the RSUs underlying the award on the achievement of the applicable Price Per Share Goal, in each case, subject to the executive’s continued service through the applicable vesting date. This award is subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment. In connection with Mr. VanderZanden’s transition from the CEO role, he forfeited these awards. See “Executive Compensation Arrangements” for further description of these accelerated vesting provisions.
(4)    This RSU award vests over a four-year period with respect to 1/16th of the RSUs underlying the award on each quarterly anniversary of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date. This award is subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment. In connection with Mr. Lu’s departure in January 2023, this RSU award was accelerated to 12 months of vesting at the time of his departure and the remaining unvested RSUs were forfeited. See “Executive Compensation Arrangements” for a description of those accelerated vesting provisions. In connection with Mr. VanderZanden’s transition from the CEO role, he forfeited these awards. See “Executive Compensation Arrangements” for further description of these accelerated vesting provisions.
(5)    This option vests over a four-year period with respect to 1/48th of the shares underlying the award on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date; the option may be exercised at any time.
(6)    This option vests and becomes exercisable over a four-year period (i) with respect to 25% of the shares underlying the award on the first anniversary of the vesting commencement date and (ii) with respect to 1/48th of the shares underlying the award on each monthly anniversary thereafter, subject to the executive’s continued service through the applicable vesting date.

(7)    These Restricted Earnout Shares will vest to the extent that the executive would have otherwise been entitled to receive a vested “Earnout Share” (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement upon the satisfaction of the applicable stock price goals set forth in the Business Combination Agreement during the Earnout Period. No Restricted Earnout Shares vested prior to December 31, 2022.
(8)    This RSU award vests over a four-year period with respect to 25% of the shares underlying the award on the first anniversary of the vesting commencement date and (ii) with respect to 1/16th of the shares underlying the award on each quarterly anniversary thereafter, subject to the executive’s continued service through the applicable vesting date.
(9)    This RSU award vests over a four-year period with respect to 1/16th of the RSUs underlying the award on each quarterly anniversary of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements
VanderZanden Equity Award Treatment Upon Termination or Change in Control
On November 9, 2021, as noted above, we granted to Mr. VanderZanden a time-based award of RSUs (“Time-Vesting RSUs”) and a performance-based award of RSUs (“Performance-Vesting RSUs”) under our 2021 Plan. The time-based and performance-based awards cover 5,872,500 and 17,617,500 shares of Class A Common Stock, respectively. Each of these awards is subject to certain accelerated vesting provisions in connection with a qualifying termination of employment, as described below. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” for the material vesting terms and conditions of these awards.
Without Cause or for Good Reason
Upon a termination of Mr. VanderZanden’s employment or service with the Company as its Chief Executive Officer (“Service”) by the Company or any of its subsidiaries without “Cause” or by Mr. VanderZanden for “Good Reason” (each as defined in the award agreement) (in any case, a “Qualifying Termination”) prior to the occurrence of a “Change of Control” (as defined in the Business Combination Agreement), then:
•.a number of Time-Vesting RSUs that would have become fully vested over the 12-month period immediately following the date of such Qualifying Termination (had Mr. VanderZanden remained in continued Service during such period), if any, shall become fully vested on an accelerated basis;
•.any Performance-Vesting RSUs that have satisfied the applicable market performance conditions as of the date of such Qualifying Termination shall be deemed to have satisfied the applicable service condition and, accordingly, shall become fully vested; and
•.any Performance-Vesting RSUs that have not satisfied the applicable market performance conditions as of the date of such Qualifying Termination shall be deemed to have satisfied the applicable service condition and such RSUs shall remain outstanding and eligible to become fully vested during the Post-Termination Vesting Period (as defined below) upon the achievement of the applicable market performance conditions. To the extent any Performance-Vesting RSUs do not become fully vested on or prior to the final day of the Post-Termination Vesting Period, such Performance-Vesting RSUs automatically will be forfeited and terminated without consideration therefor as of such date.
Death or Disability
Upon a termination of Mr. VanderZanden’s Service due to his death or “disability” (as defined in the award agreement), then:
•.any then-unvested Time-Vesting RSUs shall become fully vested;
•.any Performance-Vesting RSUs that have satisfied the applicable market performance conditions as of the date of such Qualifying Termination shall be deemed to have satisfied the applicable service condition and, accordingly, shall become fully vested; and
•.any Performance-Vesting RSUs that have not satisfied the applicable market performance conditions as of the date of such Qualifying Termination shall be deemed to have satisfied the applicable service condition and such RSUs shall remain outstanding and eligible to become fully vested during the Post-Termination Vesting Period upon the achievement of the applicable market performance conditions. To the extent any Performance-Vesting RSUs do not become fully vested on or prior to the final day of the Post-Termination Vesting Period, such Performance-Vesting RSUs automatically will be forfeited and terminated without consideration therefor as of such date.
For purposes of the benefits described above, “Post-Termination Vesting Period” means the period commencing on the date of Mr. VanderZanden’s Qualifying Termination or termination of Service due to Mr. VanderZanden’s death or disability and ending on (and including) the first to occur of (i) the last day of the Earnout Period; (ii) the date on which a Change of Control is consummated; and (iii) the 12-month anniversary of the date on which Mr. VanderZanden’s Service is terminated due to a Qualifying Termination or due to death or disability (as applicable).
Change of Control

If a Change of Control occurs during the Earnout Period, and a Price Per Share Goal is first achieved based on the implied value per share as determined in accordance with Section 3.03(c) of the Business Combination Agreement, then any Performance-Vesting RSUs to which such Price Per Share Goal applies shall be deemed to have satisfied the applicable market performance condition and will be eligible to become fully vested upon the satisfaction of the applicable service condition; any other Performance-Vesting RSUs will be cancelled and forfeited as of the consummation of the Change of Control.
If Mr. VanderZanden experiences a Qualifying Termination on or following the consummation of a Change of Control, then: (i) any then-unvested Time-Vesting RSUs shall become fully vested; and (ii) any Performance-Vesting RSUs that have satisfied the applicable market performance conditions as of the date of such Qualifying Termination shall become fully vested.
Restrictive Covenants
In addition, the award agreement evidencing Mr. VanderZanden’s Time-Vesting RSUs and Performance-Vesting RSUs contains non-competition and non-solicitation restrictions (as well as other customary restrictive covenants), which are effective during employment and for two years following a termination of employment.

Mr. VanderZanden subsequently resigned from his employment with us, effective as of August 9, 2023 (the “VanderZanden Separation Date”), and we entered into a Separation and Release Agreement with Mr. VanderZanden (the “VanderZanden Separation Agreement”), pursuant to which Mr. VanderZanden became entitled to receive the payments and benefits thereunder.
Employment Agreements and Separation and Release Agreements
We have entered into offers letters or other employment agreements (collectively, the “Employment Agreements”) with our named executive officers other than Travis VanderZanden, certain material terms of which are described below. We have subsequently entered into separation and release agreements (collectively, the "Separation Agreements") with each of our named executive officers, the material terms of which are also described below.
Benjamin Lu
We entered into an Employment Agreement with Benjamin Lu on September 21, 2022 (the “Lu Offer Letter”), in connection with his appointment as our Chief Financial Officer. Mr. Lu subsequently resigned from his employment with us, effective as of January 3, 2023 (the “Lu Separation Date”), and we entered into a Separation and Release Agreement with Mr. Lu (the “Lu Separation Agreement”), pursuant to which the Lu Offer Letter was terminated as of the Lu Separation Date and Mr. Lu was became entitled to receive the payments and benefits thereunder.
Under the Lu Separation Agreement, Bird Rides agreed to pay Mr. Lu (i) all accrued and unpaid base salary, and all days of accrued and unused paid time off, if any, due and payable through the Separation Date, (ii) any unreimbursed business expenses incurred by Mr. Lu, in accordance with our policy, prior to the Separation Date, and (iii) subject to Mr. Lu’s continued compliance with the terms thereof, (A) an amount equal to 12 months of his base salary in effect on the Lu Separation Date, payable in substantially equal installments over the 12-month period following the Lu Separation Date (the “Lu Severance Period”) and otherwise in accordance with our normal payroll practices, (B) if elected and subject to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act, Mr. Lu may elect to recieve continued healthcare coverage under our group health plans for Mr. Lu and his eligible dependents for up to the full Severance Period, and (C) the accelerated vesting of all outstanding RSUs granted to Mr. Lu subject to time-based vesting provisions, in all cases, less the applicable deductions and withholding taxes to the extent required by applicable law. In addition, Mr. Lu was entitled to retain or receive any vested amounts due to him under any of Bird Rides’ employee benefit plans, programs or policies, in any case pursuant to and in accordance with the terms and conditions of the applicable plan, program or policy. Effective as of the Separation Date, except as specifically provided in the Lu Separation Agreement, Mr. Lu forfeited, and has no further right, title or interest in any then-outstanding awards of options, restricted shares or RSU covering our common stock that was previously awarded to him.
Lance Bradley
We entered into an Employment Agreement with Lance Bradley on September 21, 2022 (the “Bradley Offer Letter”), in connection with his appointment as our Executive Vice President, Chief Technology Officer. Mr. Bradley subsequently resigned from his employment with us, effective as of April 7, 2023 (the “Bradley Separation Date”). On April 10, 2023, Mr. Bradley resigned from the Company. On May 22, 2023, we entered into a Separation and Release Agreement with Mr. Bradley (the “Bradley Separation Agreement”), pursuant to which the Bradley Employment Agreement was terminated as of the Bradley Separation Date and Mr. Bradley became entitled to receive the payments and benefits thereunder.
Under the Bradley Separation Agreement, Bird Rides agreed to pay Mr. Bradley (i) all accrued and unpaid base salary, and all days of accrued and unused paid time off, if any, due and payable through the Separation Date, (ii) any unreimbursed business expenses incurred by Mr. Bradley, in accordance with our policy, prior to the Separation Date, and (iii) subject to Mr. Bradley’s continued compliance with the terms thereof, (A) a separation payment in the amount $348,300, less deductions and withholding taxes, payable in substantially equal installments over the 12-month period following the Bradley Separation Date (the “Bradley Severance Period”) and otherwise in accordance with our normal payroll practices, (B) in lieu of COBRA health care coverage premiums, an amount totaling $20,325, payable in substantially equal installments over the Bradley Severance Period, and (C) in accordance with the terms of the Advisor Agreement, the continued vesting of certain outstanding RSUs granted to Mr. Bradley subject to time-based vesting provisions, in all cases, less the applicable deductions and withholding taxes to the extent required by applicable law, along with an award of RSUs, the number of which was determined by dividing $100,000 by the volume-weighted average per-share price of Bird Global Inc.’s Class A common stock over the 10 trading-day period ending on and including the Effective Date. Effective as of the Separation Date, except as specifically provided in the Bradley Separation Agreement or the Advisor Agreement, Mr. Bradley has no further right, title or interest in any future awards of options, restricted shares or RSU .
Shane Torchiana
We entered into an Offer Letter Agreement with Mr. Torchiana on September 21, 2022 (the “Torchiana Offer Letter”). Mr. Torchiana’s employment under the Torchiana Offer Letter is at-will, and will continue until terminated at any time by either party. Mr. Torchiana subsequently resigned from his employment with us, effective as of X (the “Torchiana Separation Date”). On August 16, 2023, we entered into a Separation and Release Agreement with Mr. Torchiana (the “Torchiana Separation Agreement”), pursuant to which the Torchiana Offer Letter Agreement was terminated as of the Torchiana Separation Date and Mr. Torchiana became entitled to receive the payments and benefits thereunder.
Pursuant to the Torchiana Separation Agreement, Mr. Torchiana received, in addition to any accrued but unpaid salary and other amounts owed to Mr. Torchiana as of the Separation Date, the following payments and benefits: (i) a cash payment in the amount of $275,000, less applicable deductions and withholdings, which equates to six (6) months of Mr. Torchiana’s base salary as of the Separation Date, payable in substantially equal installments in accordance with normal payroll practices; (ii) a lump-sum cash payment of approximately $5,000, less applicable deductions and withholdings, which represents the amount of the COBRA premiums that would otherwise be payable for the continuation of Mr. Torchiana’s healthcare coverage under the Company’s group health plan as of the Separation Date for a period of six (6)-months following the Separation Date; (iii) any unvested stock options and restricted stock units that are subject to time-based vesting, excluding, for the avoidance of doubt, the Separation Equity (as defined below) and outstanding as of the Separation Date, will vest and become exercisable or payable, as applicable, to the extent such equity awards would have vested and become exercisable or payable, as applicable, if Mr. Torchiana had remained continuously employed for an additional thirty-six months following the Separation Date, subject to the terms and conditions of the stock incentive plan and award agreements applicable to such awards; and (iv) an award of 134,251 immediately vested restricted stock units of the Company, the number of which was determined by dividing $275,000 by $2.0484, the volume-weighted average per-share price of the Company’s Class A common stock over the 10 trading-day period ending on and including the Agreement Date, one-half of which will be subject to a three (3)-month lock-up period and the remaining one-half of which will be subject to a six (6)-month lock-up period (the “Separation Equity”). The foregoing payments and benefits were conditioned upon Mr. Torchiana’s compliance with his continuing obligations under the Torchiana Separation Agreement, the Advisor Agreement, and any other agreements with the Company and/or its affiliates.
Director Compensation
In 2022, seven non-employee directors, Roloef F. Botha, Daniel Friedland, Nathaniel Justin Kan, Robert Komin, James E. Mutrie, Racquel Russell and David Sacks, received compensation for services on our Board, as reflected in the table below. None of our other non-employee directors received compensation from the Company for their services on our board in 2022.
The following table sets forth the compensation received by our non-employee directors in 2022 for services on the board.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Total ($)
Roelof F. Botha	$60,000	$249,844	$309,844
Daniel Friedland	$62,500	$249,844	$312,344
Robert Komin	$65,000	$141,190	$206,190
James E. Mutrie	$70,000	$249,844	$319,844
Nathaniel Justin Kan	$52,500	$249,844	$302,344
Racquel Russell	$50,000	$141,190	$191,190
David Sacks	$52,500	$249,844	$302,344

1.Amounts reflect the full grant-date fair value of the awards of RSUs granted during 2022 computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. See Note 13 of the audited consolidated financial statements included elsewhere in this Annual Report for a discussion of the relevant assumptions used in calculating this amount.
2.The stock awards for the non-employee directors vest on the earlier of the one year anniversary of the grant date or the next annual meeting of shareholders, subject to continued service on the Board. Messrs. Botha, Friedland, Kan and Sacks resigned from the Board prior to the vesting date, and as a result, their stock awards were forfeited.

The table below shows the aggregate number of RSUs and Restricted Earnout Shares held as of December 31, 2022 by each non-employee director who served in 2022.

Name	RSUs Outstanding at Fiscal Year End (#)	Restricted Earnout Shares Outstanding at Fiscal Year End (#)
Travis VanderZanden	—	—
Roelof F. Botha	—	—
Daniel Friedland	—	—
Robert Komin	251,700	—
James E. Mutrie	201,700	—
Racquel Russell	248,583	—
David Sacks	—	—
Director Compensation Program
In 2022, our Board adopted a non-employee director compensation program, pursuant to which our non-employee directors (each, an “Eligible Director”) are eligible to receive annual cash retainer fees and equity awards in exchange for their services on our board (the “Director Compensation Program”). The Director Compensation Program consists of the following material components:
Cash Compensation:
•Annual Retainer: $45,000
•Annual Committee Chair Retainer:
◦Audit: $20,000
◦Compensation: $15,000
◦Nominating and Corporate Governance: $10,000
•Annual Committee Member (Non-Chair) Retainer:
◦Audit: $10,000
◦Compensation: $7,500
◦Nominating and Corporate Governance: $5,000
•Lead Independent Director: $20,000
The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.
Equity Compensation:
•Annual Grant: An Eligible Director who is serving on our Board as of the date of an Annual Meeting of Stockholders automatically will be granted an award of RSUs with an aggregate value of $185,000 on the date of such Annual Meeting, beginning with calendar year 2022. Each annual grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next Annual Meeting of Stockholders following the grant date, subject to continued service.
The number of RSUs subject to an annual grant will be determined by dividing the value of the award by the volume-weighted average per-share price of the Company’s Class A Common Stock over the 20 trading day period ending on (and including) the applicable grant date.
In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.
Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting shares by:
•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Percentage ownership of our voting securities is based on 14,433,500 shares of Class A Common Stock issued and outstanding, which includes Restricted Earnout Shares as well as restricted shares of Class A Common Stock issued upon early exercises of options, and 1,381,398 shares of Class X Common Stock issued and outstanding as of November 17, 2023. Shares of our Class A Common Stock that may be acquired by an individual or group within 60 days of November 17, 2023, pursuant to the exercise of options or warrants, the settlement of restricted stock units (the “RSUs”), the conversion of convertible promissory notes, or the conversion of Class X Common Stock, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise noted, the business address of those listed in the table below is c/o Bird Global, Inc., 392 NE 191st Street #20388, Miami, Florida.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock(1)	% of Ownership		Combined Voting Power %
5% Stockholders
Entities affiliated with MKB Partners Funds(2)	1,454,804	9.2%		3.3%
Entities affiliated with Alate(3)	1,454,804	9.2%		3.3%
Entities affiliated with Relay Ventures Funds(4)	1,454,804	9.2%		3.3%
Entities affiliated with Obelysk Transport Funds(5)	1,454,804	9.2%		3.3%
Entities affiliated with FMR LLC(6)	1,422,727	9.9%		3.4%
Entities affiliated with Valor Equity Partners(7)	890,999	6.2%		2.1%
TIER Mobility SE (8)	1,608,623	11.1%		3.8%
Travis VanderZanden(9)	1,565,530	9.9%		66.1%
Directors and Executive Officers
Michael Washinushi(10)	48,941	*		*
Stewart Lyons(11)	360,558	2.5%		*
H. Joseph Prodan(12)	36,250	*		*
John Bitove(13)	1,711,900	10.8%		3.9%
Philip Evershed(14)	20,000	*		*
Robert Komin(15)	13,469	*		*
James E. Mutrie(16)	584,464	4.0%		1.4%
Antonio Occhionero(17)	1,454,804	9.2%	*	3.3%
Racquel Russell(18)	12,875	*		*
Philip Ryan(19)	10,000	*		*
Kevin Talbot(20)	1,454,804	9.2%		3.3%
All directors and executive officers as a group (11 individuals)(21)	5,658,562	29.7%		12.1%

*Less than one percent
1.The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors, and principal shareholders, and information contained in Schedules 13D and 13G filed with the SEC. In the case of Mr. VanderZanden, includes Class X Common Stock, a described in footnote 9.
2.Pursuant to a Schedule 13D filed with the SEC on January 20, 2023, consists of 1,454,804 shares of our Class A Common Stock held by MKB Partners Fund II International LP, MKB Partners Fund II LP, and MKB Partners Fund II GP Inc (collectively, the “MKB Funds”), which shares are issuable upon conversion of certain convertible promissory notes issued to the MKB Funds in connection with our acquisition of Bird Canada. MKB Partners Fund II GP Inc. is the general partner of MKB Partners International Fund II LP and MKB Partners Fund II, LP. Antonio Occhionero, a director of the Company, Kenneth MacKinnon, and Chanel Damphousse are the partners of MKP Partners Fund II GP Inc. As a result, each of these individuals may be deemed to share beneficial ownership of the shares of Class A Common Stock underlying the convertible promissory notes held of record by each of the MKB Funds. The address for each of the persons and entities identified in this footnote is 1 Place Ville Marie, Suite 3670, Montreal, QC H3B 3P2 Canada.
3.Pursuant to a Schedule 13D filed with the SEC on January 20, 2023, consists of 1,454,804 shares of our Class A Common Stock held by Alate I LP and Alate I GP, Inc. (collectively, the “Alate Entities”), which shares are issuable upon conversion of certain convertible promissory notes issued to the Alate Entities in connection with our acquisition of Bird Canada. Alate I GP Inc. is the general partner of Alate I LP. Michael Cooper, Jane Given, John Albright, Irfhan Rawji, Jay Jiang and Jeannette Wiltse are the sole partners of Alate I LP. The address for each of the persons and entities identified in this footnote is 446 Spadina Road, Suite 303, Toronto, ON M5P 3M2 Canada.
4.Pursuant to a Schedule 13D filed with the SEC on January 20, 2023, consists of 1,454,804 shares of our Class A Common Stock held by Relay Venture Funds III LP, Relay Ventures Parallel Funds III LP, and Relay Ventures Fund GP, Inc. (collectively, the “Relay Entities”), which shares are issuable upon conversion of certain convertible promissory notes issued to the Relay Entitles in connection with our acquisition of Bird Canada. Relay Ventures Fund GP Inc. is the general partner of Relay Ventures Parallel Funds III LP and Relay Ventures Parallel Funds III LP. Jeannette Wiltse, John Albright and Kevin Talbot, a director of the Company, are the sole partners of Relay Ventures Fund III LP and Relay Ventures Parallel Fund III LP. As such, Mr. Talbot may be deemed to have or share beneficial ownership of the securities held directly by the Relay Entities. The address for each of the persons and entities identified in this footnote is 446 Spadina Road, Suite 303, Toronto, ON M5P 3M2 Canada.
5.Pursuant to a Schedule 13D filed with the SEC on January 20, 2023, consists of 1,454,804 shares of our Class A Common Stock held by Obelysk Transport LP, Obelysk Transport GP Inc. (collectively, the “Obelysk Entities”), which shares are issuable upon conversion of certain convertible promissory notes issued to the Obelyssk Entitles in connection with our acquisition of Bird Canada, and John Ivan Bitove, one of the Company's directors. Transport GP Inc. is the sole partner of Obelysk Transport LP. The directors, officers and controlling persons of Obelysk Transport GP Inc. are John Ivan Bitove, Stewart Lyons, the President of the Company, Ryan Lausman, Jonathan Bitove and Michael Washinushi, the Chief Financial Officer of the Company. As such, Messrs. Bitove, Lyons and Washinushi may each be deemed to have or share beneficial ownership of the securities held directly by the Obelysk Entities. The address for each of the persons and entities identified in this footnote is: TD Canada Trust Tower, Brookfield Place, 161 Bay Street, Suite 2300, P.O. Box 222, Toronto ON M5J 2S1.
6.Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2023, consists of 1,422,727 shares of our Class A Common Stock held by FMR LLC and certain of its subsidiaries and affiliates, and other companies that beneficially own, or that may be deemed to beneficially own the securities. All such accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (as amended, the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of the persons and entities identified in this footnote is 245 Summer Street, Boston, Massachusetts 02210.
7.Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2023, consists of (i) 890,999 shares of our Class A Common Stock held of record by Valor Bird Holdings, LLC; (ii) 2,100,939 shares of our Class A Common Stock held of record by Valor Bird Fund IV Grant Holdings LLC; (iii) 4,201,878 shares of our Class A Common Stock held of record by Valor Bird Fund V Grant Holdings LLC; (iv) 4,131,348 shares of our Class A Common Stock held of record by Valor Fund V Bird Holdings, L.P.; and (v) 820,860 shares of our Class A Common Stock held of record by Valor R&D Series LLC - Series CP, CY and EZ (collectively, the “Valor Bird Funds”). Valor Fund V Bird GP Holdings, LLC is the general partner of Valor Fund V Bird Holdings L.P. and Valor R&D Management LLC is the manager of Valor R&D Series LLC (Series CP, CY, & EZ). Valor Management L.P. is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which, in turn, is the general partner of Valor Equity Partners IV L.P., which serves as the managing member of Valor Bird Fund IV Grant Holdings LLC. Valor Management L.P. is the managing member of Valor Equity Capital V LLC, which is the general partner of Valor Equity Associates V L.P., which, in turn, is the general partner of Valor Equity Partners V L.P., which serves as the managing member of Valor Bird Fund V Grant Holdings LLC. Decisions regarding the voting and disposition of the shares held by the Valor Bird Funds other than Valor R&D Series LLC (Series CP, CY, & EZ) are made through an investment committee at the Valor Equity Associates IV L.P. and Valor Equity Associates V L.P. level that consists of at least three individuals. The address for each of the persons and entities identified in this footnote is c/o Valor Equity Partners, 875 North Michigan Avenue, Suite 3214, Chicago, Illinois 60611.
8.Pursuant to a Schedule 13D filed with the SEC on October 2, 2023, consists of 1,1,608,623 shares of our Class A Common Stock held by TIER Mobility SE ("TIER"), which shares are held in escrow by the Company to satisfy certain indemnification obligations of TIER as set forth in a stock purchase agreement entered into by and among the Company, Bird Rides, Inc., TIER (as Seller), and Skinny Labs, Inc. (d/b/a Spin) on September 19, 2023.
9.Consists of (i) 1,381,398 shares of Class X Common Stock held by Mr. VanderZanden and (ii) 184,132 shares of Class A Common Stock held by Mr. VanderZanden. Shares of Class X Common Stock are convertible on a one-to-one basis into shares of Class A Common Stock at the option of the holder. Except as otherwise expressly provided in the Amended and Restated Certificate of Incorporation or by applicable law, each holder of Class X Common Stock has the right to 20 votes per share of Class X Common Stock outstanding and held of record by such holder.
10.Consists of (i) 40,608 shares of Class A Common Stock held by Mr. Washinushi as of November 17, 2023 (ii) 8,333 shares of Class A Common Stock issuable to Mr. Washinushi upon the vesting of RSUs within 60 days of November 17, 2023, and (iii) 1,454,804 shares of our Class A Common Stock issuable upon conversion of the convertible promissory notes owned of record by the Obelysk Entities. See footnote 5. Effective January 3, 2023, Michael Washinushi was appointed to the position of Chief Financial Officer of the Company; and subsequently appointed to the position of Chief Executive Officer on August 9, 2023.
11.Consists of (i) 360,558 shares of Class A Common Stock held by Mr. Lyons as of November 17, 2023, of which (a) 180,130 shares are held by Mr. Lyons directly and (b) 172,095 of which are held by 2136305 Ontario, Inc., which Mr. Lyons may be deemed to have or share beneficial ownership, and (ii) 8,333 shares of Class A Common Stock issuable to Mr. Lyons upon the vesting of RSUs within 60 days of November 17, 2023, and (iii) 1,454,804 shares of our Class A Common Stock issuable upon conversion of the convertible promissory notes owned of record by the Obelysk Entities. See footnote 5. Mr Lyons was appointed President of the Company effective January 3, 2023.
12.Consists of (i) 30,000 shares of Class A Common Stock held by Mr. Prodan as of November 17, 2023 and (ii) 6,250 shares of Class A Common Stock issuable to Mr. Prodan upon the vesting of RSUs within 60 days of November 17, 2023.

13.Consists of (i) 257,096 shares of Class A Common Stock held by Mr. Bitove, and (ii) 1,454,804 shares of our Class A Common Stock issuable upon conversion of the convertible promissory notes owned of record by the Obelysk Entities, of which Mr. Bitove may be deemed to have or share beneficial ownership. See footnote 5.
14.Includes 20,000 shares of Class A Common Stock held by Mr. Evershed.
15.Consists of (i) 13,136 shares of Class A Common Stock held by Mr. Komin and (ii) 333 shares of Class A Common Stock issuable to Mr. Komin upon the vesting of RSUs within 60 days of November, 2023.
16.Consists of (i) 9,414 shares of Class A Common Stock held by Mr. Mutrie and (ii) 313,050 shares of Class A Common Stock and 262,000 shares of Class A Common Stock issuable upon exercise of warrants within 60 days of November 17, 2023, in each case, owned of record by NGP Switchback II, LLC, of which Mr. Mutrie may be deemed to have or share beneficial ownership. Mr. Mutrie disclaims any such beneficial ownership of such securities. As described in a Schedule 13G/A filed with the SEC on February 9, 2022, NGP Switchback II, LLC is the record holder such securities. Scott K. McNeill is a manager and the Co-Chief Executive Officer of NGP Switchback II, LLC. James E. Mutrie, one of our directors, is a manager and the Co-Chief Executive Officer of NGP Switchback II, LLC. As such, Messrs. McNeill and Mutrie may be deemed to have or share beneficial ownership of the securities held directly by NGP Switchback II, LLC. Messrs. McNeill and Mutrie disclaim any such beneficial ownership of such securities. Christopher G. Carter, Scott Gieselman, Sam Stoutner, and Philip J. Deutch are managers of NGP Switchback II, LLC. In addition, NGP ETP III Investments, LLC directly or indirectly owns a majority of the limited liability company interests of NGP Switchback II, LLC through its wholly owned subsidiary, NGP ETP III Investments, LLC, and NGP ETP III Investments, LLC’s majority owned subsidiary, NGP Energy Technology Partners III, LLC. NGP XII US Holdings, L.P. is the sole member of NGP ETP III Investments, LLC, NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Christopher G. Carter, Craig Glick, and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The address for each of the entities and persons identified in this footnote is 2850 N. Harwood Street, 19th Floor, Dallas, Texas 75201.
17.Consists of 1,454,804 shares of Class A Common Stock issuable upon the conversion of convertible promissory notes owned of record by the MKB Funds, of which Mr. Occhionero may be deemed to have or share beneficial ownership. See footnote 2.
18.Consists of (i) 12,582 shares of Class A Common Stock held by Ms. Russell and (ii) 293 shares of Class A Common Stock issuable to Ms. Russell upon the vesting of RSUs within 60 days of November 17, 2023.
19.Reflects 10,000 shares of Class A Common Stock held by Mr. Ryan as of November 17, 2023.
20.Consists of 1,454,804 shares of Class A Common Stock issuable upon the conversion of convertible promissory notes owned of record by the Relay Entities, of which Mr. Talbot may be deemed to have or share beneficial ownership. See footnote 4.
21.Consists of (i) 1,014,858 shares of Class A Common Stock, (ii) 23,542 shares of Class A Common Stock issuable upon the vesting of RSUs within 60 days of November 17, 2023, (iv) 10,889 shares of Class A Common Stock issuable upon the exercise of options exercisable within 60 days of November 17, 2023, (v) 262,000 shares of Class A Common Stock issuable upon the exercise of warrants exercisable within 60 days of November 17, 2023, and (vi) 4,364,412 shares of Class A Common Stock issuable upon the conversion of convertible promissory notes within 60 days of November 17, 2023, in each case, held of record by such individual or with respect to which such individual may be deemed to have or share beneficial ownership.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2022 other than Form 4s for Lisa Murison and W. Scott Rushforth filed on January 19, 2022, which were inadvertently filed late, and a Form 4 for each of Travis VanderZanden, Renaud Fages and Greg Wright filed on April 8, 2022 to correct an error in reporting the number of shares forfeited to satisfy tax obligations for these individuals.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions
Our Board adopted a written policy (the “Related Person Transaction Policy”) that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our directors or executive officers;
•any person who is known by the Company to be the beneficial owner of more than 5% of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review Related Person Transactions.
Relationships and Transactions with Directors, Executive Officers and Significant Stockholders
Registration Rights Agreement
In connection with the consummation of the Business Combination, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the other parties thereto, including (i) Travis VanderZanden, our former President and Chief Executive Officer, a former member of our Board, and a current holder of more than 5% of our outstanding capital stock, (ii) entities affiliated with Craft Ventures, Goldcrest Capital, Sequoia Capital, and Valor Equity Partners, each of which holds more than 5% of our outstanding capital stock (David Sacks, Daniel Friedland, and Roelof F. Botha, each of whom are former members of our Board, are affiliated with Craft Ventures, Goldcrest Capital, and Sequoia Capital, respectively), (iii) James E. Mutrie, a member of our Board, and (iv) the Sponsor, which is affiliated with Mr. Mutrie, and certain members of the Sponsor. Pursuant to the Registration Rights Agreement, we agreed that, within 20 business days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the holders party thereto, and we would use our commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable after the filing thereof and to maintain the effectiveness of such registration statement. In certain circumstances, certain holders of Switchback can demand up to three underwritten offerings and certain former holders of Bird Rides can demand up to three underwritten offerings, and all of such holders can demand up to four block trades within any 12-month period and will be entitled to customary piggyback registration rights. The Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the Registration Rights Agreement.
PIPE Financing
On November 4, 2021, as contemplated by the Business Combination Agreement, we consummated the Acquisition Merger (as defined in the Original Report). Substantially concurrently with the consummation of the Acquisition Merger, certain investors (the “PIPE Investors”) purchased an aggregate of 16,000,000 shares of Class A Common Stock for a purchase price of $10.00 per share (the “PIPE Financing”) pursuant to subscription agreements (the “Subscription Agreements”).
Certain PIPE Investors related to Bird Rides and Switchback entered into Subscription Agreements with Switchback, pursuant to which they subscribed for shares of our Class A Common Stock in connection with the PIPE Financing. Such PIPE Investors that participated in the PIPE Financing included (i) James E. Mutrie (430,000 shares), a member of our Board, (ii) Fidelity Investments Inc. (“Fidelity”) (6,000,000 shares), which holds more than 10% of our capital stock, and (iii) Scott McNeill (430,000 shares), NGP Energy Technology Partners III, LLC (1,333,000 shares), NGP ETP III Investments, LLC (2,107,000 shares), and NGP Keystone, L.P. (1,000,000 shares), each an affiliate of the Sponsor (as defined in the Original Report). The Subscription Agreements provide the PIPE Investors with certain registration and indemnification rights.
Indemnification Agreements
Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board with discretion to indemnify officers and employees when determined appropriate by our Board.
We have entered into indemnification agreements with each of our directors and executive officers and certain of our key employees. The indemnification agreements provide that the Company will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law and our organizational documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Earnout Shares
Pursuant to the Business Combination Agreement, during the Earnout Period and as additional consideration for Bird’s interest acquired in connection with the Business Combination, within five business days after the occurrence of an “Earnout Triggering Event” described below, we will issue or cause to be issued to certain former holders of equity securities of Bird Rides (“Eligible Bird Equityholders”) with respect to each such Earnout Triggering Event, an aggregate of 10,000,000 shares of our Class A Common Stock (collectively “Earnout Shares”), upon the terms and subject to the conditions set forth in the Business Combination Agreement and the ancillary agreements thereto.

The three separate “Earnout Triggering Events” are as follows:

•“Earnout Triggering Event I” is the date on which the daily volume-weighted average sale price of one share of Class A Common Stock quoted on the NYSE is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period;
•“Earnout Triggering Event II” is the date on which the daily volume-weighted average sale price of one share of Class A Common Stock quoted on the NYSE is greater than or equal to $20.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period; and
•“Earnout Triggering Event III” is the date on which the daily volume-weighted average sale price of one share of Class A Common Stock quoted on the NYSE is greater than or equal to $30.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period.
For the avoidance of doubt, the Eligible Bird Equityholders with respect to an Earnout Triggering Event will be entitled to receive Earnout Shares upon the occurrence of each Earnout Triggering Event, provided that each Earnout Triggering Event will only occur once, if at all, and in no event will the Eligible Bird Equityholders be entitled to receive more than an aggregate of 30,000,000 Earnout Shares.
If, during the Earnout Period, there is a change of control pursuant to which we or our stockholders have the right to receive consideration implying a value per share of our Class A Common Stock (as agreed in good faith by the Sponsor and our Board) of:
•less than $12.50, then no Earnout Shares will be issuable;
•greater than or equal to $12.50 but less than $20.00, then, (a) immediately prior to such change of control, we will issue 10,000,000 shares of our Class A Common Stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable;
•greater than or equal to $20.00 but less than $30.00, then, (a) immediately prior to such change of control, we will issue 20,000,000 shares of our Class A Common Stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable; or
•greater than or equal to $30.00, then, (a) immediately prior to such change of control, we will issue 30,000,000 shares of our Class A Common Stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable.
The common stock price targets specified in the definitions of “Earnout Triggering Event I,” “Earnout Triggering Event II,” and “Earnout Triggering Event III” will be equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or other like change or transaction with respect to our common stock occurring on or after the consummation of the Business Combination.
Earnout Shares issuable with respect to restricted stock, stock options and RSUs of Bird Rides are the subject of awards of Restricted Earnout Shares. These earnout awards will vest and the restrictions thereon will lapse based on the achievement of the per share value of our Class A Common Stock set forth in the Earnout Triggering Events. In no event will the total number of Earnout Shares, including with respect to the Restricted Earnout Shares issued pursuant to earnout awards, exceed 30,000,000 in the aggregate.
Switchback Founder Earn Back Shares
In connection with the execution of the Business Combination Agreement, the Sponsor and certain officers and directors of Switchback entered into an amendment to the letter agreement, dated January 7, 2021 (the “Letter Agreement Amendment”), pursuant to which, among other things, the parties agreed, effective upon the consummation of the Business Combination, to subject to potential forfeiture (on a pro rata basis) an aggregate of 1,976,563 shares of Class A Common Stock held by them (the “Switchback Founder Earn Back Shares”), of which (a) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A Common Stock quoted on the NYSE is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period and (b) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A Common Stock quoted on the NYSE is greater than or equal to $15.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period.
Bird Canada Transaction
In January 2023, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with Bird Canada, Inc. (“Bird Canada”) and certain other parties thereto, which, among other things, resulted in the acquisition of all of the issued and outstanding shares of Bird Canada in exchange for the issuance by Bird Global of an aggregate principal amount of approximately $27.0 million of its 12.0% Convertible Senior Secured Notes due 2027 (the “Share Consideration Notes”), 18,204,365 shares of the Company’s Class A Common Stock, and a nominal amount of cash consideration. In connection with the transaction, three of the Company’s current directors, John Bitove, Antonio Occhionero and Kevin Talbot are each a partner of Obelysk, MKB Partners, and Relay Ventures, respectively, in these funds. Mr. Bitove also received 4,302,392 shares of the Company’s Class A common stock as consideration for the transaction with Bird Canada. In addition, Stewart Lyons, the Company’s President, received 3,878,211 shares of the Company’s Class A common stock, and JJ Bitove, the Company’s VP of Corporate Development received 1,446,251 shares of the Company’s Class A common stock as part of the transaction.

Employment Agreements and Equity Compensation
From time to time, we may enter into employment or compensation arrangements with senior management or other key employees. For more information, see “Executive Compensation Arrangements.”

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 392 NE 191st Street #20388, Miami, Florida 33179 in writing not later than December 27, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s Annual Meeting of Stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 8, 2024 and no later than March 10, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2024, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2024.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2023 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
BIRD’S ANNUAL REPORT ON FORM 10-K
A copy of Bird’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on November 17, 2023 without charge upon written request addressed to:
Bird Global, Inc.
Attention: Secretary
392 NE 191st Street #20388
Miami, Florida 33179
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at ir.bird.co.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Director

Ellen J. Beardsley
Secretary
Miami, Florida
November 29, 2023

BIRD GLOBAL, INC.
ATTN: SECRETARY
392 NE 191ST STREET, #20388
MIAMI, FL 33179

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/19/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRDS2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/19/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) John J. Bitove 02) James F. Mutrie 03) Philip R. Ryan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000622703_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

BIRD GLOBAL, INC.
Annual Meeting of Shareholders
December 20, 2023 12:30 PM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Washinushi and H. Joseph Prodan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIRD GLOBAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/BRDS2023, 12:30 PM EDT on December 20, 2023, and any continuation, postponement, or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000622703_2 R1.0.0.6

Continued and to be signed on reverse side